Exhibit 4.9

AMENDMENT NO. 8

TO

PREFERRED STOCK RIGHTS AGREEMENT

This Amendment No. 8 to Preferred Stock Rights Agreement (this “Amendment”) is dated as of October 26, 2007, between Critical Path, Inc. (the “Company”), and Computershare Trust Company, N.A., successor rights agent to Computershare Trust Company, Inc. (the “Rights Agent”), with reference to the following:

A. The Company and the Rights Agent entered into that certain Preferred Stock Rights Agreement, dated as of March 19, 2001, as amended by that certain Amendment No. 1 to Preferred Stock Rights Agreement, dated as of November 6, 2001, that certain Amendment No. 2 to Preferred Stock Rights Agreement, dated as of November 18, 2003, that certain Amendment No. 3 to Preferred Stock Rights Agreement, dated as of January 16, 2004, that certain Amendment No. 4 to Preferred Stock Rights Agreement, dated as of March 9, 2004, that certain Amendment No. 5 to Preferred Stock Rights Agreement, dated as of June 24, 2004, that certain Amendment No. 6 to Preferred Stock Rights Agreement, dated as of December 29, 2004, and that certain Amendment No. 7 to Preferred Stock Rights Agreement, dated as of February 10, 2005 (as amended, the “Agreement”).

B. Effective December 31, 2006, Computershare Trust Company, Inc. merged into Computershare Trust Company, N.A., and became the successor rights agent pursuant to Section 19 of the Agreement, notwithstanding the terms of Section 21 of the Agreement.

C. Under the Agreement, the Company and the Rights Agent may amend the Agreement at any time prior to a Distribution Date, which has yet to occur.

NOW, THEREFORE, pursuant to Section 27 of the Agreement, the Company and the Rights Agent hereby amend, effective upon the date hereof, the Agreement as follows:

1. The definition of the term “Acquiring Person” set forth in Section 1(a) of the Agreement is amended and restated to read in its entirety as follows:

(a) “ACQUIRING PERSON” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of Common Shares, Exchangeable Shares or Common Voting Equivalents by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share repurchases by the Company and shall, after such share repurchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by (i) the Company on the outstanding Common Shares of the Company in Common Shares of the Company or pursuant to a split or subdivision of the outstanding Common Shares of the Company, (ii) Exchangeco on the outstanding Exchangeable Shares in Exchangeable Shares or pursuant to a split or subdivision of the outstanding Exchangeable Shares or (iii) the Company on the outstanding Common Voting Equivalents in Common Voting Equivalents or pursuant to a split or subdivision of the outstanding Common Voting Equivalents), then such Person shall be deemed to be an Acquiring Person unless, upon becoming the Beneficial Owner of such additional Common Shares of the Company, such Person does not beneficially own 15% or more of the Common Shares of the Company then outstanding. Notwithstanding the foregoing:

(i) if the Company’s Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the provisions of this Section 1(a), has become such inadvertently (including, without limitation, because (x) such Person was unaware that such Person Beneficially Owned a percentage of the Common Shares of the Company that would otherwise cause such Person to be an “Acquiring Person,” as defined pursuant to the provisions of this Section 1(a), or (y) such Person was aware of the extent of the Common Shares of the Company such Person Beneficially Owned but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person divested or divests as promptly as practicable a sufficient number of Common Shares or Common Voting Equivalents, so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the provisions of this Section 1(a), then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement;

(ii) if, as of the date of this Agreement, any Person is the Beneficial Owner of 15% or more of the Common Shares of the Company outstanding, such Person shall not be or become an “Acquiring Person,” as defined pursuant to the provisions of this Section 1(a), unless and until such time as such Person shall become the Beneficial Owner of additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by (x) the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares or (y) Exchangeco on the outstanding Exchangeable Shares in Exchangeable Shares or pursuant to a split or subdivision of the outstanding Exchangeable Shares), unless, upon becoming the Beneficial Owner of such additional Common Shares of the Company, such Person is not then the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding; and

(iii) the term “Acquiring Person” shall not mean:

(A) General Atlantic LLC, a Delaware limited liability company (formerly known as General Atlantic Partners, LLC), General Atlantic Partners 74, L.P., a Delaware limited partnership, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, GapStar, LLC, a Delaware limited liability company, GAPCO GmbH & Co. KG, a German limited partnership, and GAPCO Management GmbH, a German corporation (referred to collectively with their respective Affiliates and Associates as “GAP”) so long as GAP does not increase (other than an increase resulting solely from a reduction of the number of shares of outstanding Common Shares of the Company, including by reason of repurchases of Common Shares or Common Voting Equivalents by the Company, or a dividend or distribution paid or made by the Company or Exchangeco on, or a split or subdivision of, any shares of their respective capital stock) its Beneficial Ownership of Common Shares of the Company to a percentage of the outstanding shares of Common Shares of the Company at any time that is greater than: (1) the percentage of the outstanding shares of Common Shares of the Company represented by the sum of (x) the shares of Common Shares of the Company as to which GAP has Beneficial Ownership as of the close of business on December 29, 2004, assuming, for purposes of this calculation, all warrants and other securities convertible into or exercisable for Common Shares or Common Voting Equivalents, or any other rights to purchase Common Shares or Common Voting Equivalents, in all cases where held or enjoyed by GAP, are immediately convertible or exercisable, plus (y) the shares of Common Shares of the Company as to which GAP obtains (or is entitled to obtain) Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in that certain Note and Warrant Purchase Agreement (the “December Purchase Agreement”), dated December 29, 2004, by and among the Company and the “Investors” party thereto; or (2) such lesser percentage of shares of Common Shares of the Company as to which GAP has Beneficial Ownership following any transfer of securities by GAP after consummation of the transactions described in the December Purchase Agreement (except that this clause A shall pertain only until such time as GAP has Beneficial Ownership of less than 15% of the outstanding shares of Common Shares of the Company); provided, that any shares of Common Shares and Common Voting Equivalents Beneficially Owned by one or more officers or directors of the Company where (x) such officers or directors are also included within the term “GAP” and (y) such shares of Common Shares and Common Voting Equivalents were distributed directly by the Company to such officers or directors as equity-based compensation, shall be excluded from the calculation of the Beneficial Ownership of GAP for purposes of the definition of “Acquiring Person” if the inclusion of such shares of Common Shares and Common Voting Equivalents in such calculation, by itself, would otherwise cause GAP to be an Acquiring Person; provided further, that, notwithstanding any provision to the contrary, any shares of Common Shares and Common Voting Equivalents that would be deemed to be Beneficially Owned by GAP solely by virtue of any agreement, arrangement, understanding or proposal between or involving GAP and Cenwell (defined below) as described in the Schedule 13D/A of GAP filed with the Securities and Exchange Commission (the “Commission”) on October 17, 2007 (wherein Cenwell is referred to as “Cheung Kong (Holdings) Limited”) and the Schedule 13D/A of Cheung Kong (Holdings) Limited filed with the Commission on October 18, 2007 shall be excluded from the calculation of the Beneficial Ownership of GAP for purposes of the definition of “Acquiring Person” if the inclusion of such shares of Common Shares and Common Voting Equivalents in such calculation, by itself, would otherwise cause GAP to be an Acquiring Person;

(B) Cenwell Limited, Campina Enterprises Limited, Great Affluent Limited, Lion Cosmos Limited and Dragonfield Limited (referred to collectively with their respective Affiliates and Associates, including, but not limited to, Cheung Kong (Holdings) Limited and Hutchison Whampoa Limited, as “Cenwell”) so long as

Cenwell does not increase (other than an increase resulting solely from a reduction of the number of shares of outstanding Common Shares of the Company, including by reason of repurchases of Common Shares or Common Voting Equivalents by the Company, or a dividend or distribution paid or made by the Company or Exchangeco on, or a split or subdivision of, any shares of their respective capital stock) its Beneficial Ownership of Common Shares of the Company to a percentage of the outstanding shares of Common Shares of the Company at any time that is greater than: (1) the percentage of the outstanding shares of Common Shares of the Company represented by the sum of (x) the shares of Common Shares of the Company as to which Cenwell has Beneficial Ownership as of the close of business on December 29, 2004, assuming, for purposes of this calculation, all warrants and other securities convertible into or exercisable for Common Shares or Common Voting Equivalents, or any other rights to purchase Common Shares or Common Voting Equivalents, in all cases where held or enjoyed by Cenwell, are immediately convertible or exercisable, plus (y) the shares of Common Shares of the Company as to which Cenwell obtains (or is entitled to obtain) Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in the December Purchase Agreement; or (2) such lesser percentage of shares of Common Shares of the Company as to which Cenwell has Beneficial Ownership following any transfer of securities by Cenwell after consummation of the transactions described in the December Purchase Agreement (except that this clause B shall pertain only until such time as Cenwell has Beneficial Ownership of less than 15% of the outstanding shares of Common Shares of the Company); provided, that any shares of Common Shares and Common Voting Equivalents Beneficially Owned by one or more officers or directors of the Company where (x) such officers or directors are also included within the term “Cenwell” and (y) such shares of Common Shares and Common Voting Equivalents were distributed directly by the Company to such officers or directors as equity-based compensation, shall be excluded from the calculation of the Beneficial Ownership of Cenwell for purposes of the definition of “Acquiring Person” if the inclusion of such shares of Common Shares and Common Voting Equivalents in such calculation, by itself, would otherwise cause Cenwell to be an Acquiring Person; provided further, that, notwithstanding any provision to the contrary, any shares of Common Shares and Common Voting Equivalents that would be deemed to be Beneficially Owned by Cenwell solely by virtue of any agreement, arrangement, understanding or proposal between or involving Cenwell and GAP as described in the Schedule 13D/A of GAP filed with the Commission on October 17, 2007 (wherein Cenwell is referred to as “Cheung Kong (Holdings) Limited”) and the Schedule 13D/A of Cheung Kong (Holdings) Limited filed with the Commission on October 18, 2007 shall be excluded from the calculation of the Beneficial Ownership of Cenwell for purposes of the definition of “Acquiring Person” if the inclusion of such shares of Common Shares and Common Voting Equivalents in such calculation, by itself, would otherwise cause Cenwell to be an Acquiring Person;

(C) Vectis CP Holdings, LLC (referred to collectively with its Affiliates and Associates as “Vectis”) so long as Vectis does not increase (other than an increase resulting solely from a reduction of the number of shares of outstanding Common Shares of the Company, including by reason of repurchases of Common Shares or Common Voting Equivalents by the Company, or a dividend or distribution paid or made by the Company or Exchangeco on, or a split or subdivision of, any shares of their respective capital stock) its Beneficial Ownership of Common Shares of the Company to a percentage of the outstanding shares of Common Shares of the Company at any time that is greater than: (1) the percentage of the outstanding shares of Common Shares of the Company represented by the sum of (x) the shares of Common Shares of the Company as to which Vectis has Beneficial Ownership as of the close of business on November 7, 2001 (if any), plus (y) the shares of Common Shares of the Company as to which Vectis obtains Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in that certain Stock and Warrant Purchase and Exchange Agreement (the “2001 Purchase Agreement”), dated November 7, 2001, by and among the Company and the “Purchasers” named therein, plus (z) the shares of Common Shares of the Company as to which Vectis obtains Beneficial Ownership directly from the Company pursuant to the rights offering for an aggregate amount up to $21,000,000 of Series E Preferred Stock of the Company pursuant to which the Company will distribute transferable rights to certain holders of Common Shares; or (2) such lesser percentage of shares of Common Shares of the Company as to which Vectis has Beneficial Ownership following any transfer of securities by Vectis after consummation of the transactions described in the 2001 Purchase Agreement (except that this clause C shall pertain only until such time as Vectis has Beneficial Ownership of less than 15% of the outstanding shares of Common Shares of the Company); provided, that any shares of Common Shares and Common Voting Equivalents Beneficially Owned by one or more officers or directors of the Company where (x) such officers or directors are also included within the term “Vectis” and (y) such shares of Common Shares and Common Voting Equivalents were distributed directly by the Company to such officers or directors as equity-based compensation, shall be excluded from the calculation of the Beneficial Ownership of Vectis for purposes of the definition of “Acquiring Person” if the inclusion of such shares of Common Shares and Common Voting Equivalents in such calculation, by itself, would otherwise cause Vectis to be an Acquiring Person;

(D) Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited and Zaxis Partners, L.P., (referred to collectively with their Affiliates and Associates as “Apex”) so long as Apex does not increase (other than an increase resulting solely from a reduction of the number of shares of outstanding Common Shares of the Company, including by reason of repurchases of Common Shares or Common Voting Equivalents by the Company, or a dividend or distribution paid or made by the Company or Exchangeco on, or a split or subdivision of, any shares of their respective capital stock) its Beneficial Ownership of Common Shares of the Company to a percentage of the outstanding shares of Common Shares of the Company at any time that is greater than: (1) the percentage of the outstanding shares of Common Shares of the Company represented by the sum of (x) the shares of Common Shares of the Company as to which Apex has Beneficial Ownership as of the close of business on January 16, 2004, assuming, for purposes of this calculation, all warrants and other securities convertible into or exercisable for Common Shares or Common Voting Equivalents, or any other rights to purchase Common Shares or Common Voting Equivalents, in all cases where held or enjoyed by Apex, are immediately convertible or exercisable, plus (y) the shares of Common Shares of the Company as to which Apex obtains (or is entitled to obtain) Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in the Convertible Note Purchase Agreement (the “January Purchase Agreement”), dated January 16, 2004, by and among the Company and the “Lenders” party thereto, including, without limitation, the Issuable Shares or the Common Shares (each as defined in the January Purchase Agreement), plus (z) the shares of Common Shares of the Company as to which Apex obtains (or is entitled to obtain) Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in the Convertible Note Purchase Agreement (the “March Purchase Agreement”), dated March 9, 2004, by and among the Company and the “Lenders” party thereto, including, without limitation, the Issuable Shares or the Common Shares (each as defined in the March Purchase Agreement); or (2) such lesser percentage of shares of Common Shares of the Company as to which Apex has Beneficial Ownership following any transfer of securities by Apex after consummation of the transactions described in the March Purchase Agreement (except that this clause D shall pertain only until such time as Apex has Beneficial Ownership of less than 15% of the outstanding shares of Common Shares of the Company);

(E) Peter Kellner (referred to collectively with his Affiliates and Associates as “Kellner”) so long as Kellner does not increase (other than an increase resulting solely from a reduction of the number of shares of outstanding Common Shares of the Company, including by reason of repurchases of Common Shares or Common Voting Equivalents by the Company, or a dividend or distribution paid or made by the Company or Exchangeco on, or a split or subdivision of, any shares of their respective capital stock) its Beneficial Ownership of Common Shares of the Company to a percentage of the outstanding shares of Common Shares of the Company at any time that is greater than: (1) the percentage of the outstanding shares of Common Shares of the Company represented by the sum of (x) the shares of Common Shares of the Company as to which Kellner has Beneficial Ownership as of the close of business on December 29, 2004, assuming, for purposes of this calculation, all warrants and other securities convertible into or exercisable for Common Shares or Common Voting Equivalents, or any other rights to purchase Common Shares or Common Voting Equivalents, in all cases where held or enjoyed by Kellner, are immediately convertible or exercisable, plus (y) the shares of Common Shares of the Company as to which Kellner obtains (or is entitled to obtain) Beneficial Ownership directly from the Company pursuant to the consummation of the transactions described in the December Purchase Agreement; or (2) such lesser percentage of shares of Common Shares of the Company as to which Kellner has Beneficial Ownership following any transfer of securities by Kellner after consummation of the transactions described in the December Purchase Agreement (except that this clause E shall pertain only until such time as Kellner has Beneficial Ownership of less than 15% of the outstanding shares of Common Shares of the Company).

2. Section 21 of the Agreement is amended to insert the following new sentence immediately after the second sentence:

“In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.”

3. Section 21 of the Agreement is hereby further amended to by deleting the following sentence in its entirety:

Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stockholder services power and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million.

and replacing it with the following:

“Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or trust company organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stockholder services power and is subject to supervision or examination by federal or state authority and which has, along with its affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million.”

4. Section 26 of the Agreement is amended by deleting the notice address for the Company in its entirety and replacing it with the following:

“Critical Path, Inc.

2 Harrison Street, Second Floor

San Francisco, CA 94105

with a copy (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP

55 Second Street

San Francisco, CA 94105

Attention: Gregg Vignos, Esq.”

5. Section 26 of the Agreement is amended by deleting the notice address for the Rights Agent in its entirety and replacing it with the following:

“Computershare Trust Company, N.A.

350 Indiana Street, Suite 800

Golden, Colorado 80401

Attn: Client Services”

6. The Agreement is amended to insert the following additional section:

“Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.”

The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company, hereby certifies to the Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Agreement.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

CRITICAL PATH, INC.

By:	/s/ Jim Clark
Name:	Jim Clark
Title:	Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Kellie Gwinn
Name:	Kellie Gwinn
Title:	Vice President